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                                                                 Exhibit 10.7.10


                          UAG GUARANTY OF ESTATE LEASE


     THIS GUARANTY OF LEASE ("Guaranty"), made as of the 12th day of July, 1996, by UNITED AUTO GROUP, INC. ("Guarantor") to and for the benefit of LYNDA JANE HICKMAN, as Executrix under the Will of James Franklin Hickman, Jr., Deceased, her successors, successors-in-title and assigns ("Estate").

                              W I T N E S S E T H:

     WHEREAS, Estate, as "Landlord," and Hickman Nissan, Inc., a Georgia corporation and second-tier subsidiary of Guarantor (hereinafter referred to as the "Corporation,") as Tenant, have entered into a Lease Agreement of even date herewith (the "Lease"), demising the Premises commonly known as 5211 and 5214 Peachtree Industrial Road, Chamblee, Georgia 30341; and

     WHEREAS, Estate has required, as a condition precedent to the effectiveness of the Lease, that Guarantor execute and deliver this Guaranty; and

     WHEREAS, the Guarantor, as the corporate parent of the Corporation, and, having a financial interest in the Corporation, has agreed to execute and deliver this Guaranty.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor agrees as follows:

     1. GUARANTY. Guarantor absolutely, unconditionally and irrevocably guarantees to Estate:

          (a) the full and prompt payment of any amounts required to be paid by Corporation, or for which the Corporation shall be liable, under the Lease, including without limitation Rent, Base Rent, additional rent, real estate taxes, assessments, maintenance and repair, governmental charges, interest, attorneys' fees and premiums for insurance policies payable by the Corporation under the Lease, including all interest and other charges with respect thereto;

          (b)  the payment of all Enforcement Costs (as hereinafter defined);

          (c) the full, complete and punctual observance, performance and satisfaction of the obligations, duties and agreements of the Corporation under the Lease.

All amounts due, debts, liabilities and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the "Indebtedness." All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the "Obligations." The Obligations of the Guarantor hereunder are primary and unconditional and shall be enforceable before, concurrently or after any claim or demand made or suit filed against the Corporation.


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     2.   DEFAULT.  All sums guaranteed hereby shall be deemed to become immediately due and payable to Estate if:

          (a) there is an Event of Default (as defined in the Lease) by Corporation under the Lease; or

          (b) the Guarantor becomes insolvent or unable to pay debts as they mature or admits in writing to such effect, makes a conveyance fraudulent as to creditors under any state or federal law, makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Guarantor alleging that the Guarantor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended, is brought by or against the Guarantor, or a receiver is appointed for any part of the property or assets of the Corporation or the Guarantor.

     3. REMEDIES REGARDING INDEBTEDNESS. If there is an Event of Default by Corporation under the Lease, the Guarantor's liability and obligation for payment of the outstanding balance of the Indebtedness hereunder shall not be limited in any respect. Guarantor agrees to pay the amount of such Indebtedness, regardless of any defense, right of set-off or claims which the Corporation or the Guarantor may have against Estate. Estate shall have the option of joining the Guarantor as a party to any such enforcement proceeding. This is an absolute, irrevocable, present and continuing guaranty of payment and not of collection.

     4. REMEDIES REGARDING OBLIGATIONS. If there is an Event of Default by the Corporation under the Lease, then, in any such event, Guarantor agrees to immediately (i) perform the Obligations; (ii) pay any and all costs and expenses necessary for said timely performance; and (iii) indemnify and hold Estate harmless from and against any and all loss, damage, cost, expense, injury, or liability Estate may suffer or incur in connection with the exercise of its rights under this Guaranty.

     5. RETURN OF PAYMENTS. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Estate to any Indebtedness is rescinded or returned by Estate for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party), such Indebtedness shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Estate, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Indebtedness, all as though such application by Estate had not been made.

     6. NO DISCHARGE. Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be affected or impaired by any act of Estate, or any event or condition except full performance (as called for herein) of the Obligations and repayment of the Indebtedness and any other sums due hereunder. Guarantor agrees that, without full performance (as called for herein) of the Obligations and payment in full of the Indebtedness (as called for herein), the liability of Guarantor hereunder shall not be discharged by: (i) the renewal or extension of time for the payment of the Indebtedness or performance


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of the Obligations under the Lease or any other agreement relating to the
Indebtedness or the Obligations, whether made with or without the knowledge or consent of Guarantor; or (ii) any transfer, waiver, compromise, settlement, modification, surrender, or release of the Lease; or (iii) the existence of any defenses to enforcement of the Lease; (iv) any failure, omission, delay or inadequacy, whether entire or partial, of Estate to exercise any right, power or remedy regarding the Lease; (v) the existence of any set-off, claim, reduction, or diminution of the Indebtedness, or any defense or any kind or nature, which Guarantor may have against the Corporation or which any party has against Estate; (vi) the addition of any and all other endorsers, guarantors, obligors, and other persons liable for the payment of the Indebtedness and performance of the Obligations; all whether or not Guarantor shall have had notice or knowledge or any act or omission referred to in the foregoing clauses (i) through (vi) of this Paragraph. Guarantor intends that Guarantor shall remain liable hereunder as a principal until all Indebtedness shall have been paid in full and all Obligations have been performed, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor.

     7. APPLICATION OF AMOUNTS RECEIVED. Any amounts received by Estate from whatsoever source on account of any Indebtedness may be applied by Estate to the payment of such Indebtedness, and in such order or application, as Estate may from time to time elect. Notwithstanding any payments made by or for the account of Guarantor on account of the Indebtedness, such Guarantor shall not be subrogated to any rights of Estate until such time as Estate shall have received payment of the full amount of all Indebtedness and the Obligations shall have been performed to Estate's satisfaction.

     8. WAIVER. Guarantor expressly waives: (i) notice of the acceptance by Estate of this Guaranty; (ii) notice of the existence, creation, payment or nonpayment of the Indebtedness; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; (iv) any failure by Estate to inform Guarantor of any facts Estate may now or hereafter know about the Corporation or the Lease, it being understood and agreed that Estate has no duty to inform and that Guarantor is fully responsible for being and remaining informed by the Corporation of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Indebtedness; and (v) the provisions of O.C.G.A.
Section 10-7-24 (or any similar statute of any other jurisdiction) relating to the Guarantor's right to discharge upon giving notice to Estate to proceed against the Corporation for collection, and the failure or refusal by Estate to commence an action or foreclose any collateral within a period of time or at any time. Credit may be granted or continued from time to time by Estate to Corporation without notice to or authorization from Guarantor, regardless of the financial or other condition of the Corporation at the time of any such grant or continuation. No modification or waiver of any of the provisions of this Guaranty will be binding upon Estate except as expressly set forth in a writing duly signed and delivered on behalf of Estate.

     9.   ENFORCEMENT COSTS.   If:  (i) this Guaranty or the Lease is placed in
the hands of an attorney for collection or enforcement through any legal proceeding; (ii) an attorney is retained to represent Estate in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty or the Lease; (iii) an attorney is retained to protect or enforce the Lease; or (iv) an attorney is retained to


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represent Estate in any other proceedings whatsoever in connection with this
Guaranty or the Lease or any property subject thereto, then Guarantor shall pay to Estate upon demand the costs of collection and the actual reasonable attorneys' fees and expenses incurred by Estate, including without limitation court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.

     10. TRANSFER OF INDEBTEDNESS OR OBLIGATIONS. Notwithstanding any assignment or transfer of the Indebtedness or any Obligations or any interest therein, all portions of the Indebtedness or the Obligations or any interest therein, including those assigned, and each and every immediate and successive assignee or transferee of such Indebtedness or Obligations or interest shall, to the extent of the Indebtedness or Obligations or interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Estate; provided, however, that unless the assignor or transferor shall otherwise consent in writing, the assignor or transferor shall have an unimpaired right, prior and superior to that of such assignee or transferee, to enforce this Guaranty for its benefit as to such portions of the Indebtedness or interest therein not assigned or transferred.

     11. GOVERNING LAW; INTERPRETATION. This Guaranty and the Lease Agreement has been negotiated and delivered in Atlanta, Georgia, and shall be governed by the laws of the State of Georgia without reference to the conflicts of law principles of that State. The headings of sections and paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Guaranty, the singular shall be fully interchangeable, where the context so requires. If any provision of this Guaranty, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjucated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Guaranty shall be construed as if such invalid part were never included herein. Time is of the essence of the Guaranty. All payments to be made hereunder shall be made in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

     12. ENTIRE AGREEMENT. This Guaranty and the Lease Agreement constitute the entire agreements among the parties with respect to the subject matter hereof and supersede all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Estate and Guarantor. If this Guaranty is executed in several counterparts, each of those counterparts shall be deemed an original, and all them together shall constitute one and the same instrument.

     13. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY. This Guaranty shall bind Guarantor and the heirs, assigns, successors, executors and legal and personal representatives of Guarantor. If this Guaranty is executed by more than one person, it shall be the joint and several undertaking of each of the undersigned. Irrespective of whether this Guaranty is executed by more than one person, it is agreed that the undersigned's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Indebtedness, the Obligation or any part thereof and that Guarantor's liability




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hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations.

     14. NOTICES. Any notice, demand or other communication which either party may desire or may be required to give to the other shall be in writing, and shall be deemed given if and when personally delivered, or on the second business day after being deposited in United States registered or certified mail, postage prepaid, addressed to the other party at its address set forth below, or to such other address as either party may have designated to the other party in writing:

     If to Estate:

     Lynda Jane Hickman, as Executrix under
     the Will of James Franklin Hickman, Jr., Deceased,
     her successors, successors-in-title and assigns
     339 Argonne Drive
     Atlanta, Georgia  30305

     with a copy to:

     Davis, Matthews & Quigley, P.C.
     14th Floor, Lenox Towers II
     3400 Peachtree Road
     Atlanta, Georgia  30326
     Attn:  William M. Matthews, Esq.

     If to Guarantor:

     United Auto Group, Inc.
     375 Park Avenue
     New York, New York  10022
     Facsimile No.:  (212) 223-5148
     Attn:  Georgia G. Lowrance, Esq.

     with a copy to:

     Rogers & Hardin
     2700 Cain Tower, Peachtree Center
     229 Peachtree Street, NE
     Atlanta, Georgia  30303
     Facsimile No.:  (404) 525-2224
     Attn:  Michael Rosenzweig

     Except as otherwise specifically required herein, notice of the exercise of any right, option or power granted to Estate by this Guaranty is not required to be given.


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     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this instrument as of the day and year first above written.

                                   GUARANTOR:

                                   UNITED AUTO GROUP, INC.



                                   By:  /s/ George Lowrance
                                   Its:  Executive Vice President

                                                  [Corporate Seal]



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